GENESIS LEASE LIMITED

  27,860,000 American Depositary Shares

Representing

   27,860,000 Common Shares ($.001 par value)

Plus an option to purchase from the Company up to

     4,179,000 additional American Depositary Shares to cover over-allotments

Underwriting Agreement

New York, New York
●   , 2006

Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
As Representatives of the several Underwriters,
℅ Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Genesis Lease Limited, a Bermuda exempted company incorporated under the Companies Act 1981 of Bermuda (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 27,860,000 American Depositary Shares each representing one Common Share, par value $.001 (“Common Shares”), of the Company (said American Depositary Shares to be sold by the Company being hereinafter called the “Underwritten ADSs”).  The Company also proposes to grant to the Underwriters an option to purchase up to 4,179,000 additional American Depositary Shares to cover over-allotments (the “Option ADSs” and together with the Underwritten ADSs, the “ADSs”).

The Company will deposit Common Shares pursuant to the Deposit Agreement, dated as of  ●  , 2006 (the “Deposit Agreement”), to be entered into among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”) and all holders from time to time of the ADSs.  Upon deposit of any Common Shares, the Depositary will issue the ADSs for delivery by the Company pursuant to this Agreement.

The ADSs will be evidenced by American Depositary Receipts (the “ADRs”).  Each ADS will represent one Ordinary Share and each ADR may evidence any number of ADSs.

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used in this Underwriting Agreement shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  The use of the neuter in this Underwriting Agreement shall include the feminine and masculine wherever appropriate.  Certain terms used in this Underwriting Agreement are defined in Section 23 hereof.

1.  Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)

Registration.  The Company has prepared and filed with the Commission a registration statement (file number 333-  ●  ) on Form F-l, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Common Shares underlying the ADSs (the “Shares”).  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective.  The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you.  The Company will file with the Commission a final prospectus in accordance with Rule 424(b).  Except to the extent the Representatives shall agree in writing to a modification, the final prospectus shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)

No Material Misstatements or Omissions in Registration Statement.  On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option ADSs are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any amendment or supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c)

No Material Misstatements or Omissions in Disclosure Package.  (i) The Disclosure Package and the price to the public, the number of Underwritten ADSs and the number of Option ADSs to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic roadshow that is a “written communication” within the meaning of Rule 433(d)(8)(i) and as set forth in Schedule IX (each such roadshow, an “Electronic Roadshow”) when taken together as a whole with the Disclosure Package, and the price to the public, the number of Underwritten ADSs and the number of Option ADSs to be included on the cover page of the Prospectus, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any Electronic Roadshow based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)

Company not Ineligible Issuer.  (i) At the time of filing the Registration Statement and the ADR Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)

Conformity with Registration Statement and ADR Registration Statement.  Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement and the ADR Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f)

ADR Registration Statement.  The Company has filed with the Commission a registration statement (file number  ●  ) on Form F-6 for the registration under the Act of the offering and sale of the ADSs.  The Company may have filed one or more amendments thereto, each of which has previously been furnished to you.  Such ADR Registration Statement at the time of its effectiveness did or will comply and on the Closing Date, will comply, in all material respects with the applicable requirements of the Act and the rules thereunder and at the time of its Effective Date and at the Execution Time, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(g)

Deposit Agreement.  Upon issuance by the Depositary of ADSs evidenced by ADRs against deposit of Common Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the ADSs, and payment therefor, pursuant to this Agreement, the Underwriters will acquire good, marketable and valid title to such ADSs, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(h)

Formation and Qualification of the Company.  The Company has been duly incorporated and is an exempted company in good standing under the laws of Bermuda with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure so to qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect.  “Material Adverse Effect,” as used throughout this Underwriting Agreement, means a material adverse effect on the Company and its subsidiaries, taken as a whole.

(i)

Capitalization.  The Company’s authorized capital is as set forth in the Disclosure Package and the Prospectus; the share capital of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; the issued and outstanding Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable; the Common Shares have been duly and validly authorized, and, when the ADSs are delivered to and paid for by the Underwriters pursuant to this Underwriting Agreement, will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus and will be validly issued, fully paid and nonassessable; the ADSs have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance and evidence of satisfactory distribution, and when the ADSs are delivered to and paid for by the Underwriters pursuant to this Underwriting Agreement, the ADSs will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus; the certificates for the Common Shares and the ADR certificates for the ADSs are in valid and sufficient form; except as set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the holders of issued and outstanding shares in the share capital of the Company are not entitled to preemptive or other rights to subscribe for the Common Shares; and, except as set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares in the share capital of or ownership interests in the Company are outstanding.

(j)

No Restrictions.  There are no restrictions on subsequent transfers of the Shares or ADSs except as set forth in the Disclosure Package and the Prospectus.

(k)

Subsidiaries.  Each of the Company’s subsidiaries listed in Schedule III hereto (each, a “Designated Subsidiary”) has been duly incorporated or formed and is existing and in good standing, where such concept applies, under the laws of the jurisdiction in which it is incorporated or formed, with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Disclosure Package and the Prospectus; and each Designated Subsidiary is duly qualified to do business and is in good standing in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure so to qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(l)

Subsidiary Capitalization.  All the outstanding equity capital of each Designated Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding equity capital stock of the Designated Subsidiaries is owned by the Company either directly or through subsidiaries free and clear of any security interest, claim, lien or encumbrance.

(m)

Tax Disclosure.  The statements in the Preliminary Prospectus and the Prospectus under the heading “Taxation Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(n)

Due Authorization.  This Underwriting Agreement has been duly authorized, validly executed and delivered by the Company.

(o)

Enforceability of Operative Agreements.  Each of (i) the asset purchase agreement (the “Asset Purchase Agreement”) by which the Company and its subsidiaries have agreed to purchase from affiliates of the General Electric Company (“GE”) the 41 aircraft in the initial portfolio (the “Initial Portfolio”) on the Closing Date, (ii) the Servicing Agreement (the “Servicing Agreement”) between Genesis Funding Limited, Financial Guaranty Insurance Company and GECAS, (iii) the Master Servicing Agreement (the “Master Servicing Agreement”) between the Company and GECAS, (iv) the Business Opportunities Agreement between the Company and GECAS, (v) the Expense Agreement between the Company and GECAS, (vi) the Private Placement Agreement between the Company and GE Capital Equity Investment, Inc. (the “Private Placement Agreement”), (vii) the commitment letter dated November 27, 2006 between the Company, Wachovia Capital Markets LLC and Citigroup Global Market’s Inc. for the $1.0 billion credit facility to be entered into by Genesis Acquisition Ltd. and the Initial Lenders as defined therein  (viii) the Liquidity Facility Agreement among Genesis Funding Ltd., Deutsche Bank Trust Company Americas and PK AirFinance U.S. Inc., (ix) the executive employment agreements between the Company and John McMahon and between the Company and Alan Jenkins, (x) the Deposit Agreement, (xi) the Corporate Services Agreements between the Company and AIB International Financial Services Limited, (xii) the Registration Rights Agreement between GE Capital Equity Investment Inc. and the Company (the “Registration Rights Agreement”), (xiii) the Indenture among Deutsche Bank Trust Company Americas, PK AirFinance U.S. Inc., Financial Guaranty Insurance Company and the Company (xiv) Security Trust Agreement among the grantors named therein, Deutsche Bank Trust Company Americas and the Company, (xv) the Management Agreement, among Genesis Funding Limited, Deutsche Bank Trust Company Americas, Financial Guaranty Insurance Company, Phoenix American Financial Services Inc. and the Company, (xvi) the Cash Management Agreement between Deutsche Bank Trust Company Americas and Genesis Funding Limited, (xvii) the Policy Provider Indemnification Agreement, among Deutsche Bank Trust Company Americas, Financial Guaranty Insurance Company and Genesis Funding Limited (xviii) the initial hedge agreement between Citibank N.A. and Genesis Funding Limited and (xix) the transitional support agreement between the Company and GECAS (collectively, the documents in clauses (i) through (xix) of this subsection, the “Operative Agreements”) has been duly authorized, validly executed and delivered by the Company and Genesis Funding Limited and their respective affiliates, as the case may be.  Each of the Operative Agreements is a valid and binding agreement of each such party enforceable against the Company and Genesis Funding Limited and their respective affiliates, as the case may be, in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(p)

Purchase Agreement.  The purchase agreement relating to the leased backed notes between the Company, Genesis Funding Limited and Citigroup Global Markets Inc. as representative of the initial purchasers named therein (the “Initial Purchasers”) (the “Purchase Agreement”) has been duly authorized, validly executed and delivered by the Company and Genesis Funding Limited.

(q)

Investment Company.  The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(r)

No Consents.  No consent, approval, authorization, filing with or order (“Consent”) of any court or governmental agency or body in the United States, Bermuda or any other non-U.S. jurisdiction, is required in connection with the performance of the Company’s obligations under this Underwriting Agreement or in the Operative Agreements, except (i) such as have been obtained under the Act; (ii) such as may be required under the securities laws or the blue sky laws of any jurisdiction in connection with (I) the purchase and distribution of the ADSs by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus; (II) the offer and sale of any securities contemplated by the Registration Rights Agreement; (iii) such as may be required in connection with the creation or perfection of any security interest; (iv) such as may be required in connection with the transfer of, or novation of any lease with respect to, any of the aircraft in the Initial Portfolio; (v) such Consents that have been, or prior to the Closing Date will be, obtained; (vi) such Consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to perform its obligations under this Underwriting Agreement or the Operative Agreements; and (vii) such Consents that are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Underwriting Agreement and the Operative Agreements, which (A) if not obtained on or prior to the Closing Date, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the operation of the Company’s business and (B) are expected in the reasonable judgment of the Company to be obtained in the ordinary course of business subsequent to the performance of the Company’s obligations under this Underwriting Agreement or in the Operative Agreements.

(s)

No Defaults.  The Company is not (i) in violation of any provision of its memorandum of association or bye-laws, or similar organizational documents; (ii) in violation or in default under (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing under) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which it is a party or bound or to which its property is subject; or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, as applicable, which default or violation, in the case of clause (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect.

(t)

No Conflicts.  Neither the issue of the Shares nor the issuance and sale of the ADSs nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Operative Agreements will (i) conflict with, or result in a violation of, the memorandum of association or bye-laws of the Company; (ii) conflict with, or result in a breach or violation of, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject; (iii) violate any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority; or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company.

(u)

No Registration Rights.  Except as set forth in the Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have the Shares or any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered under the Registration Statement or the ADR Registration Statement or otherwise registered by the Company under the Act.

(v)

Securities Transactions.  Assuming the accuracy of the Initial Purchaser’s representations, warranties and agreements set forth in the Purchase Agreement, the offer and sale of the securities under the Purchase Agreement in the manner contemplated by the offering memorandum therefor will be exempt from the registration requirements of the Act.  Assuming the accuracy of the purchaser’s representations, warranties and agreements set forth in the Private Placement Agreement, the sale of the securities under the Private Placement Agreement will be exempt from the registration requirements of the Act.

(w)

Financial Statements.  The predecessor combined historical financial statements included in the Preliminary Prospectus, the Prospectus, and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby (together, the “Predecessor”) on the basis stated therein as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The selected financial data set forth under the caption “Selected Historical Combined Financial and Operating Data” in the Preliminary Prospectus, the Prospectus and the Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein.  The unaudited pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical Predecessor financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement.  The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.

(x)

Appraisals.  To the knowledge of the Company, the information provided to Aircraft Information Services, Inc., Airclaims Limited and BK Associates, Inc. for use in the preparation of the appraisals of the Initial Portfolio as described in the Disclosure Package and the Prospectus was at the time it was supplied, and is, true and correct in all material respects and is not misleading, and did not fail to disclose any information which was necessary to make the information so given not misleading in the context in which it was given.

(y)

Litigation.  No action, suit or proceeding by or before any court or governmental agency, authority or body, or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that would reasonably be expected to have a Material Adverse Effect.

(z)

Assets.  Each of the Company and its subsidiaries owns, leases or possesses or will own, lease or possess on the date of transfer thereof, all such assets as are necessary to the conduct of the Company’s operations as described in the Disclosure Package and the Prospectus.

(aa)

Independent Accountants.  KPMG LLP, who were appointed to act as auditors and who have delivered their report with respect to the audited predecessor combined historical financial statements included in the Prospectus, were and are the independent registered public accounting firm appointed to act as auditors with respect to the Company within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder.

(bb)

Transfer Taxes.  There are no documentary, stamp or other issuance or transfer taxes or duties or similar fees or charges and no capital gains, income, withholding or other taxes under U.S. federal law or the laws of any U.S. state, Bermuda, or any political subdivision of any thereof, required to be paid in connection with the execution and delivery of this Underwriting Agreement or the Operative Agreements or the issuance by the Company of the Common Shares, or the sale and delivery by the Company of the ADSs to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the ADSs to the initial purchasers thereof.

(cc)

No Labor Dispute.  No labor problem or dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(dd)

Insurance.  As of the Closing Date, the Company and its Designated Subsidiaries will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and customary in the businesses in which it is engaged; as of the Closing Date, all policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers and directors will be in full force and effect; as of the Closing Date, the Company will be in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company or other institution is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(ee)

Permits.  The Company and its Designated Subsidiaries possess at the Closing Date, or, with respect to any interest in any aircraft in the Initial Portfolio that will be delivered to the Company after the Closing Date, on the date of such delivery will possess, all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the

Company nor any such Designated Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(ff)

Books and Records.  The Company and its Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company believes that the Company and its subsidiaries’ internal controls over financial reporting will be effective without any material weakness as of the Closing Date.

(gg)

Market Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(hh)

Disclosure Controls.  The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act).

(ii)

Sarbanes-Oxley Act of 2002.  The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are effective and applicable to the Company and its directors and officers, including Section 402 related to loans.

(jj)

Foreign Corrupt Practices Act.  Neither the Company nor any of its Designated Subsidiaries, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Designated Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its Designated Subsidiaries, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(kk)

Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and its Designated Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll)

OFAC.  Neither the Company nor any of its Designated Subsidiaries, to the knowledge of the Company or any of its Designated Subsidiaries, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither the Company nor any Designated Subsidiaries will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mm)

Dividends and Distributions.  All dividends and other distributions declared and payable on the Common Shares under the current laws and regulations of Bermuda and any political subdivisions thereof, may be paid in United States dollars and may be freely transferred out of Bermuda, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Bermuda and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any governmental agency or body in Bermuda, other than as obtained prior to the Closing Date. No subsidiary of the Company is currently prohibited under the current laws and regulations of Bermuda and any political subdivisions thereof, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(nn)

Prohibition on Dividends.  Except as set forth in the Disclosure Package and the Prospectus, the Company is not prohibited, directly or indirectly, from paying any dividends, from making any other distribution, from repaying any loans or advances or from transferring any of its property or assets.

(oo)

Immunity.  Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, Ireland, Bermuda or any political subdivisions thereof.

2.  Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $    ●   per ADS, the amount of the Underwritten ADSs set forth opposite such Underwriter’s name in Schedule I to this Underwriting Agreement.

(b)  Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to   ●   Option ADSs at the same purchase price per ADS as the Underwriters shall pay for the Underwritten ADSs.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten ADSs by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option ADSs as to which the several Underwriters are exercising the option and the settlement date.  The number of Option ADSs to be purchased by each Underwriter shall be the same percentage of the total number of Option ADSs to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten ADSs, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.  Delivery and Payment.  Delivery of and payment for the Underwritten ADSs and the Option ADSs (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on      ●    , 2006, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the ADSs being called in this Underwriting Agreement the “Closing Date”).  Delivery of such ADSs shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Shares being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company.  Delivery of the Underwritten ADSs and the Option ADSs shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver (at the expense of the Company) to the Representatives, ℅ Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option), ADR certificates for the Option ADSs in such names and denominations as the Representatives shall have requested for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company.  If settlement for the Option ADSs occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option ADSs, and the obligation of the Underwriters to purchase the Option ADSs shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

The ADR certificates evidencing the Underwritten ADSs and Option ADSs shall be registered in such names and in such denominations as the Representatives may request not less than two full business days prior to the applicable Closing Date.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the ADSs for sale to the public as set forth in the Prospectus.

5.  Agreements.  The Company agrees with the several Underwriters that:

(a)  Preparation of Prospectus, Registration Statement and ADR Registration Statement.  Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or the ADR Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will cause the Prospectus, properly completed, and any amendment or supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (1) when the Prospectus, and any amendment or supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or ADR Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement or the ADR Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement or the ADR Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares or the ADSs for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use commercially reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)  If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (1) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (2) amend or supplement the Disclosure Package to correct such statement or omission; and (3) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)  Filing of Amendment or Supplement.  If, at any time when a prospectus relating to the ADSs is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, at such time not misleading, or if it shall be necessary to amend the Registration Statement or the ADR Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)  Reports to Shareholders.  As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e)  Signed Copies of the Registration Statement and ADR Registration Statement.  The Company will furnish to the Representatives and counsel for the Representatives without charge signed copies of the Registration Statement and the ADR Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and the ADR Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, Prospectus and each Issuer Free Writing Prospectus and any amendment or supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents related to the offering.

(f)  Qualification of ADSs.  The Company will arrange, if necessary, for the qualification of the ADSs for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the ADSs; provided that in no event shall the Company be obligated to (1) qualify to do business in any jurisdiction where it is not now so qualified, (2) take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the ADSs, in any jurisdiction where it is not now so subject or (3) take any action that would subject it to taxation in any jurisdiction where it is not now so subject or to any degree greater than it is now subject.

(g)  Lock-Up Period; Lock-Up Letters.  The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Common Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Underwriting Agreement, provided, however, that the Company may issue and sell Common Shares pursuant to any employee share option plan, share ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.  Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 5(g) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(h)  Compliance with Laws.  The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and to use commercially reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(i)  Price Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or the ADSs.

(j)  Expenses.  The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement and the ADR Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the preparation of the Deposit Agreement, the deposit of the Shares under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Shares, the issuance of ADRs evidencing such ADSs and the fees of the Depositary; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the ADR Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iv) the preparation, printing, authentication, issuance and delivery of ADR certificates for the ADSs, including any stamp or transfer taxes in connection with the original issuance and sale of the ADSs; (v) the printing (or reproduction) and delivery of this Underwriting Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the ADSs; (vi) the registration of the Shares or ADSs under the Exchange Act and the listing of the ADSs on the New York Stock Exchange; (vii) any registration or qualification of the ADSs for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (viii) any filings required to be made with the NASD, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares (except for half of the costs of chartered aircraft which shall be paid for by the Underwriters); (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of their obligations under this Underwriting Agreement.  It is understood that, except as provided in this Section 5(j), Section 8 and Section 9, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the ADSs by them and any advertising expenses connected with any offers they make.

(k)  Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the ADSs in the manner specified in the Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(l)  Rule 463.  The Company will file with the Commission such information in Form 20-F as may be required by Rule 463 under the Act.

(m)  Representatives’ Consent to Free Writing Prospectus.  The Company agrees that, unless it has or shall have obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any Electronic Roadshow.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

6.  Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten ADSs and the Option ADSs, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this Underwriting Agreement as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Underwriting Agreement and to the following additional conditions:

(a)  The Prospectus, and any amendment or supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)  The Company shall have requested and caused Weil, Gotshal & Manges LLP, United States counsel for the Company, to have furnished to the Representatives their letter and their opinion, each dated the Closing Date and addressed to the Representatives in the form attached hereto as Schedule IV.

(c)  The Company shall have requested and caused Conyers Dill & Pearman, Bermuda counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives in the form attached hereto as Schedule V.

(d)  The Company shall have requested and caused A&L Goodbody, Irish counsel for the Company, to have furnished to the Representatives their opinion with respect to stamp duty, dated the Closing Date and addressed to the Representatives in the form attached hereto as Schedule VI.

(e)  The Company shall have requested and caused KPMG to have furnished to the Representatives its written opinion as to certain Irish tax matters,

addressed to the Representatives and dated the Closing Date, in the form attached hereto as Schedule VII.

(f)  The Depositary shall have requested and caused White & Case, counsel for the Depositary, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives in the form attached hereto as Schedule VIII.

(g)  The Representatives shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Representatives, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Shares, the Registration Statement, the ADR Registration Statement, the Disclosure Package and the Prospectus (together with any amendment or supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)  The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the principal financial officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Disclosure Package and the Prospectus, any supplements to the Disclosure Package and the Prospectus and this Underwriting Agreement and that:

(1)  the representations and warranties of the Company in this Underwriting Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(2)  no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such person’s knowledge, threatened.

(i)  The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the principal financial officer of the Company, (i) dated the Execution Time, to the effect that the signers of such certificate have carefully examined the Preliminary Prospectus and any supplements thereto as well as (x) the agreed upon procedures letter dated November 21, 2006 addressed to Genesis Funding by KPMG LLP in connection with the offering of the notes in the securitization (the “AUP Letter”) and confirming that that all percentages and weighted averages used in the Preliminary

Prospectus that are calculated using the lower of mean or median maintenance-adjusted appraised base values of the Initial Portfolio as of June 30, 2006 and circled on the pages of the Preliminary Prospectus attached as Exhibit 1 to the certificate are based upon calculations for which Genesis Funding is responsible and which have been subjected to the agreed upon procedures as set forth in the AUP Letter and that such information as reproduced in the Preliminary Prospectus does not conflict with the information contained in the final offering memorandum dated November 21, 2006, (y) the numbers contained in the circled page of the Preliminary Prospectus attached as Exhibit 2 to the certificate, for which the Company is responsible, and confirming that such signers’ have computed such amounts and found such amounts to be mathematically correct and (z) the numbers contained in the circled pages of the Preliminary Prospectus attached as Exhibit 3 to the certificate for which the Company is responsible and confirming that, to such signers’ knowledge, such numbers are true and correct in all material respects based on a review of certain schedules and other data prepared by GECAS and (ii) dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Prospectus and any supplements thereto as well as (x) the agreed upon procedures letter dated December [  ], 2006 addressed to Genesis Funding by KPMG LLP in connection with the offering of the notes in the securitization (the “AUP Bring Down Letter”) and confirming that all percentages and weighted averages used in the Prospectus that are calculated using the lower of mean or median maintenance-adjusted appraised base values of the Initial Portfolio as of June 30, 2006 and circled on the pages of the Prospectus attached as Exhibit 1 to the certificate are based upon calculations for which Genesis Funding is responsible and which have been subjected to the agreed upon procedures as set forth in the AUP Bring Down Letter and that such information as reproduced in the Prospectus does not conflict with the information contained in the final offering memorandum dated November 21, 2006, (y) the numbers contained in the circled page of the Prospectus attached as Exhibit 2 to the certificate, for which the Company is responsible, and confirming that such signers’ have computed such amounts and found such amounts to be mathematically correct and (z) the numbers contained in the circled pages of the Prospectus attached as Exhibit 3 to the certificate for which Genesis Funding is responsible and confirming that, to such signers’ knowledge, such numbers are true and correct in all material respects based on a review of certain schedules and other data prepared by GECAS.

(j)  The Company shall have requested and caused KPMG LLP to have furnished to the Representatives at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements of the type ordinarily included in accountants’ “Comfort Letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(k)  Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the financial condition or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the ADR Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(l)  On or prior to the Execution Time, the Purchase Agreement shall have been executed and delivered and be in full force and effect.  The closing of the sale of the ADSs to be sold by the Company pursuant to this Agreement shall occur concurrently with the closing of the securities to be issued and sold by Genesis Funding Limited pursuant to the Purchase Agreement and all conditions precedent to the sale of the securities pursuant to the Purchase Agreement have been satisfied and the securities have been delivered and credited to the account of the initial purchasers and the funds have been delivered and credited to the account of Genesis Funding Limited.

(m)  On or prior to the Execution Time, the Private Placement Agreement shall have been executed and delivered and be in full force and effect.  The closing of the sale of the Shares to be issued and sold by the Company pursuant to this Agreement shall occur concurrently with the closing of the securities to be issued and sold by the Company pursuant to the Private Placement Agreement and all conditions precedent to the sale of the securities pursuant to the Private Placement Agreement have been satisfied and the securities have been delivered and credited to the account of the purchasers and the funds have been delivered and credited to the account of the Company.

(n)  The Company and the Depositary shall have executed and delivered the Deposit Agreement in form and substance satisfactory to the Representatives and the Deposit Agreement shall be in full force and effect.

(o)  GECAS and the Underwriters shall have executed and delivered the indemnification agreement (the “Indemnification Agreement”) dated the date hereof in form and substance satisfactory to the Representatives and the Indemnification Agreement shall be in full force and effect.

(p)  The Depositary shall have furnished or caused to be furnished to the Representatives certificates satisfactory to the Representatives evidencing the deposit with the Custodian of the Common Shares in respect of which ADSs to be purchased by the Underwriters on such Closing Date are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives reasonably request.

(q)  Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(r)  Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s or Genesis Funding Limited’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(s)  The ADSs shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and reasonably satisfactory evidence of such actions shall have been provided to the Representatives.

(t)  The National Association of Securities Dealers, Inc. shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(u)  No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

(v)  Prior to the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company addressed to the Representatives.

(w)  Prior to the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit B hereto from the General Electric Company addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Representatives, this Underwriting Agreement and all obligations of the Underwriters under this Underwriting Agreement may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Milbank, Tweed, Hadley & McCloy LLP, United States counsel for the Representatives, at One Chase Manhattan Plaza, New York, New York 10005, on the Closing Date.

7.  Reimbursement of Underwriters’ Expenses.  If the sale of the ADSs provided for in this Underwriting Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement in this Underwriting Agreement or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the ADSs.

8.  Indemnification and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or in the ADR Registration Statement or any amendment thereof, or any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriters’ Information.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors and officers and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Shares and, under the heading “Underwriting”:  (i) the list of Underwriters and their respective participation in the sale of the Shares, (ii) the first and second sentences in the third paragraph related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the “Underwriters’ Information”.

(c)  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (A) the actual named parties in any such action include both the indemnified party and the indemnifying party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (B) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Underwriting Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)  In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”)

to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter under this Underwriting Agreement.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters’ Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter or the Company within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter or the Company shall have the same rights to contribution as the Underwriter or the Company, respectively.

9.  Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters under this Underwriting Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting

Underwriters do not purchase all the Shares, this Underwriting Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the ADR Registration Statement, the Disclosure Package and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default under this Underwriting Agreement.

10.  Termination.  This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the ADSs, if at any time prior to such delivery and payment (i) trading in the ADSs shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared by U.S. federal, New York State or Bermuda authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States, Ireland or Bermuda of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the ADSs as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11.  Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Underwriting Agreement.

12.  Notices.  All communications under this Underwriting Agreement will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to each of Citigroup Global Markets Inc. General Counsel (fax:  (212) 816-7912) and confirmed to such General Counsel at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention:  General Counsel and J.P. Morgan Securities Inc. Equity Syndicate Desk (fax:  (212) 622-8358) and confirmed to such Equity Syndicate Desk at J.P. Morgan Securities Inc., 277 Park Avenue, 9th Floor, New York, New York 10172, Attention:  Equity Syndicate Desk, in each case, with a copy to Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, Attention:  Douglas Tanner (fax:  212-530-5219);

and/or, if sent to the Company, will be mailed, delivered or faxed to (fax:  +353-1-649-[      ]) and confirmed to it at Genesis Lease Limited, ℅ A&L Goodbody, 25/28 North Wall Quay, Dublin 1, Ireland, Attention:  Chief Executive Officer, with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: David S. Lefkowitz (fax:  212-310-8007).

13.  Successors.  This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation under this Underwriting Agreement.

14.  No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.  Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.  Applicable Law.  This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.  Jurisdiction.  The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.  The Company has appointed Puglisi and Associates as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any

Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding.  The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.  Notwithstanding the foregoing, any action arising out of or based upon this Underwriting Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Bermuda.

The provisions of this Section 17 shall survive any termination of this Underwriting Agreement, in whole or in part.

18.  Currency.  Each reference in this Underwriting Agreement to Dollars (the “relevant currency”) is of the essence.  To the fullest extent permitted by law, the obligations of each party in respect of any amount due under this Underwriting Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment.  If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the party making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall.  Any obligation of any of the party discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

19.  Waiver of Jury Trial.  The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.  Immunity.  To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Underwriting Agreement.

21.  Counterparts.  This Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22.  Headings.  The section headings used in this Underwriting Agreement are for convenience only and shall not affect the construction hereof.

23.  Definitions.  The terms which follow, when used in this Underwriting Agreement, shall have the meanings indicated.

“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“ADR Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(f) above, including all exhibits thereto, each as amended at the time such part of the registration statement became effective.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Bermuda.

“Commission” shall mean the Securities and Exchange Commission of the United States of America.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities as of the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and the ADR Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“GECAS” shall mean GE Commercial Aviation Services, Limited, an affiliate of GE.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“New York Courts” shall mean the U.S. federal or State courts located in the State of New York, County of New York.

“Preliminary Prospectus” shall mean any preliminary prospectus with respect to the offering of the Shares referred to in paragraph 1(i)(a) above and any preliminary prospectus with respect to the offering of the Shares included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Representatives” shall mean any addressee of this Underwriting Agreement.

“Rule 158,” “Rule 405,” Rule 424,” “Rule 430A” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a)(i) hereof.

“Shares” shall mean the Common Shares that will be represented by the ADSs.

“Statutory Prospectus” shall mean the preliminary prospectus relating to the Shares that is included in the registration statement relating to the Shares immediately prior to the Execution Time, including any document that is incorporated by reference therein.

“Underwriters” shall mean the several underwriters named in Schedule I to this Underwriting Agreement.

“Underwriting Agreement” shall mean this agreement relating to the sale of the Shares by the Company to the Underwriters.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

GENESIS LEASE LIMITED
By:

Name: Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc. and
J.P. Morgan Securities Inc.

By: Citigroup Global Markets Inc.
By:

Name: Title:

By: J.P. Morgan Securities Inc.
By:

Name: Title:

For themselves and the other
several Underwriters
named in Schedule I to the foregoing
Agreement.

SCHEDULE I

Underwriters	Number of Underwritten ADSs to be Purchased
Citigroup Global Markets Inc.
J. P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wachovia Capital Markets, LLC

Total

SCHEDULE II

Free Writing Prospectuses

SCHEDULE III

Designated Subsidiaries

Genesis Acquisition Limited

Genesis Funding Limited

SCHEDULE IV

[Form of letter and opinion of Weil, Gotshal & Manges LLP,
United States counsel for the Company]

December __, 2006

Citigroup Global Markets Inc.

J.P. Morgan Securities Inc.

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

As Representatives of the several Underwriters

Named in the Underwriting Agreement

Ladies and Gentlemen:

Reference is made to (i) the Registration Statement on Form F-1 (File No. 333-________) filed by Genesis Lease Limited, a Bermuda company (the “Company”), on October __, 2006 (as amended on ________ __, 2006, the “Registration Statement”), (ii) the preliminary prospectus, dated November __, 2006 (the “Preliminary Prospectus”) and (iii) the prospectus, dated ________ __, 2006 (the “Prospectus”), in each case relating to the offering of _________ American Depositary Shares (the “Securities”), representing __________ Common Shares, $.001 par value per share, of the Company, as to which we have acted as counsel to the Company.  We refer to the Preliminary Prospectus, taken together with the price per ADS to the public and the number of ADSs, any Issuer Free Writing Prospectus and other documents listed on Schedule A hereto, as the “Pricing Disclosure Package.”  We refer to the Registration Statement, the Preliminary Prospectus and the Prospectus as the “Offering Documents.”  This letter is furnished to you pursuant to Section 6(___) of the underwriting agreement, dated __________ __, 2006, among the Company and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein (the “Underwriting Agreement”).  Capitalized terms defined in the Underwriting Agreement and used (but not otherwise defined) herein are used herein as so defined.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information, and many determinations involved in the preparation of the Offering Documents are of a non-legal character.  In addition, we have not undertaken any obligation to verify independently any of the factual matters set forth in the Offering Documents.  Consequently, in this letter we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Documents.  Also, we do not make any statement herein with respect to any of the financial statements and related notes thereto, the financial statement schedules or the financial data contained in the Offering Documents.  In addition, we express no opinion or belief as to the conveyance of the Pricing Disclosure Package or the Prospectus or the information contained therein to investors for purposes of Rule 159 under the Securities Act.

We have reviewed the Offering Documents, and we have participated in conferences with representatives of the Company, its Bermudan and Irish counsel, its independent public accountants, GE Commercial Aviation Services Limited, its special aviation counsel, the appraisers who performed base value appraisals of the aircraft included in the Initial Portfolio , you and your counsel, at which conferences the contents of the Offering Documents and related matters were discussed.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, (a) the Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the applicable requirements of the Securities Act and the rules and regulations thereunder, and (b) no facts have come to our attention which cause us to believe that (i) the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, (ii) the Pricing Disclosure Package, as of  __:00 [A]/[P]M on ___________ __, 2006, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The statements made herein are set forth solely for your benefit and are addressed to you solely in your capacity as the underwriters of the Securities.  Neither this letter nor any of such statements may be used or relied upon by, or assigned to, any other person (including any subsequent purchaser or transferee of the Securities), and neither this letter nor any copies hereof may be furnished to any other person, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

December __, 2006

Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.

℅ Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

As Representatives of the several Underwriters

Named in the Underwriting Agreement

Ladies and Gentlemen:

We have acted as counsel to Genesis Lease Limited, a Bermuda company (the “Company”), in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the Underwriting Agreement (the “Underwriting Agreement”), dated _______ __, 2006, among the Company  and Citigroup Global Markets Inc and J.P. Morgan Securities Inc. as representatives of the several underwriters named therein (the “Underwriters”).  This opinion is being rendered to you at the request of the Company pursuant to Section 6(___) of the Underwriting Agreement.  Capitalized terms defined in the Underwriting Agreement and used (but not otherwise defined) herein are used herein as so defined.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Underwriting Agreement, the Registration Statement on Form F-1 (File No. 333-_____), filed on ______ __, 2006, as amended on ________ __, 2006 (the “F-1 Registration Statement”), the Registration Statement on Form F-6 (File No. 333-_____), filed on ______ __, 2006, as amended on ________ __, 2006 (the “F-6 Registration Statement”), the prospectus, dated ______ __, 2006, relating to the offering of  _________ American Depositary Shares (the “ADSs”) representing __________ Common Shares, $.001 par value per share, of the Company (the “Prospectus”), the Deposit Agreement (the “ Deposit Agreement ”), dated as of _____, 2006, by and among the Company, Deutsche Bank Trust Company Americas,  as depositary (the (“ Depositary ”), and the holders and beneficial owners of the ADSs, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and GE Commercial Aviation Services Limited , and its special aviation counsel, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Underwriting Agreement.  We have also assumed (i) the valid existence of the Company, (ii) that the Company has the requisite corporate power and authority to enter into and perform the Underwriting Agreement and (iii) the due authorization, execution and delivery of the Underwriting Agreement by the Company.  As used herein, “to our knowledge” and “of which we are aware” mean the conscious awareness of facts or other information by any lawyer in our firm actively involved with matters relating to the Company and its subsidiaries or actively involved in the transactions contemplated by the Underwriting Agreement, after consultation with such other lawyers in our firm, as each such actively involved lawyer has deemed appropriate.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.

The execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of any document, agreement or other instrument listed on Schedule A hereto, (ii) the laws of the State of New York or federal law or regulation (other than federal and state securities or blue sky laws or aviation laws or regulations, as to which we express no opinion), or (iii) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company or any of its Designated Subsidiaries or any of its or their properties of which we are aware.

2.

Assuming the due authorization, execution and delivery of the Deposit the Company and the Depositary, and assuming the delivery of the ADSs provided for in the Underwriting Agreement against payment of the consideration therefor, the Deposit Agreement will constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto.

3.

No consent, approval, waiver, license or authorization or other action by or filing with any federal or New York governmental authority is required in connection with the execution and delivery by the Company of the Underwriting Agreement, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except for those in connection with federal and state securities or blue sky laws or aviation laws or regulations, as to which we express no opinion, and those already obtained or made.

4.

Under the laws of the State of New York relating to submission to personal jurisdiction, the Company has validly and irrevocably submitted to the personal jurisdiction of any state or federal court in the City, County and State of New York in any action arising out of the Underwriting Agreement, has validly and irrevocably waived (to the fullest extent it may effectively do so) objection to the venue of any such action in any such court, and has duly appointed Puglisi & Associates as its authorized agent for service of process in any such action in any such court as described in the Underwriting Agreement; and service of process effected on such agent will be effective to confer valid personal jurisdiction over the Company in each case assuming the validity of such actions under the laws of Bermuda.

5.

The F-6 Registration Statement, as of its effective date, appears on its face to be appropriately responsive, in all material respects relevant to the offering of the ADSs, to the applicable requirements of the Securities Act of 1933, as amended (the “ Securities Act ”), and the rules and regulations thereunder.

6.

The F-1 Registration Statement and the F-6 Registration Statement have become effective under the Securities Act, and we are not aware of any stop order suspending the effectiveness of the F-1 Registration Statement or of the F-6 Registration Statement.  To our knowledge, no proceedings therefor have been initiated or overtly threatened by the Commission, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such rule .

7.

The statements in the Disclosure Package and the Prospectus under the captions “Servicing Agreements,” “Asset Purchase Agreement,” “Description of Indebtedness,” “Business Opportunities Agreement,” “Description of American Depositary Shares,” “Taxation Considerations – U.S. Federal Income Tax Considerations ”, “Risk Factors – Risks Related to our Indebtedness – We are subject to risks related to our indebtedness that may limit our operational flexibility and our ability to pay dividends on our shares”,  “Risk Factors – Risks Related to our Indebtedness – The terms of the notes issued in the securitization will require us to apply funds otherwise available for paying dividends to the repayment of such notes commencing after the end of the fifth year after consummation of this offering. Additionally, if Genesis Funding does not satisfy a debt service coverage ratio for two consecutive months between the 35th and 59th months after consummation of this offering, Genesis Funding will be required to apply funds otherwise available for paying dividends to the retirement of the securitization notes”,  “Risk Factors – Risks Related to Our Relationships with GECAS, Its Affiliates and Other Service Providers – GECAS’s obligation to provide us with opportunities to purchase additional aircraft or other aviation assets under our business opportunities agreement is limited, and GECAS is not prevented from competing with us for such acquisitions” , “Risk Factors – Risks Related to Our Relationships with GECAS, Its

Affiliates and Other Service Providers – Even if we are dissatisfied with GECAS’s performance, there are only limited circumstances under which we will be able to terminate the servicing agreements and, in respect of the Initial Portfolio Servicing Agreement, we may not terminate the servicing agreement without the prior written consent of the policy provider” “Risk Factors – Risks Related to Our Relationship with GECAS, Its Affiliates and Other Service Providers – Our servicing agreements limit our remedies against GECAS for unsatisfactory performance and provide certain termination rights to the policy provider ,” “Risk Factors – Risks Related to Taxation – We will be a passive foreign investment company, or PFIC.  Unless U.S. Holders of our shares make certain elections under U.S. federal income tax rules, they will be subject to certain adverse U.S. federal income tax consequences,” and “Risk Factors – Risks Related to Taxation – We may fail to qualify for tax treaty benefits and U.S. statutory tax exemptions which would reduce our net income and cash flow by the amount of the applicable tax,” in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

8.

To our knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the F-1 Registration Statement or the Prospectus and are not so described or any contracts or other documents that are required to be described in the F-1 Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the F-1 Registration Statement that are not described, filed or incorporated as required.

9.

The ADSs have been authorized for listing on the New York Stock Exchange, subject only to official notice of issuance, and have been registered under the Exchange Act.

10.

The Company is not, and after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be required to be registered as, an “investment company” as defined in the Investment Company Act of 1940, as amended.

The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.  Notwithstanding the foregoing, we express no opinion herein concerning any aviation laws or regulations applicable to the Company and its subsidiaries.

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein.  Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

SCHEDULE V

[Form of opinion of Conyers Dill & Pearman, Bermuda counsel for the Company]

____________ 2006

Citigroup Global Markets Inc.

J.P. Morgan Securities

As representatives of the several Underwriters

named in Schedule I hereto (the "Underwriters")

c/o

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY, USA 10013

DIRECT LINE: +1 441 299 4943 E-MAIL: ajdickson@cdp.bm OUR REF: AJD/ndh/385314/corpdocs/192880 YOUR REF:

Dear Sirs,

Genesis Lease Limited

Initial Public Offering

We have acted as special legal counsel in Bermuda to Genesis Lease Limited (the "Company"), and [      ](the "Designated Subsidiaries" and together with the Company, the "Companies") in connection with an initial public offering  of an aggregate of [    ] American Depositary Shares each representing one common share of the Company, par value US$0.001 each, (the "Shares") pursuant to the Underwriting Agreement (as defined below) as described in the Company's registration statement on Form F-1 (Registration No. 333-_________), which was declared effective on __________, 2006 (the "Registration Statement", which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed under the U.S. Securities Act of 1933, as amended (the "Securities Act"), with the U.S. Securities and Exchange Commission (the "Commission"), the ADR Registration Statement (as defined in the Underwriting Agreement, but not including any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), the Issuer Free Writing Prospectus (as defined in the Underwriting Agreement, but not including any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), the preliminary prospectus relating to the Shares that was included in the Registration Statement (the "Pricing Prospectus") and the final prospectus dated __________, 2006 relating to the Shares  (the "Final Prospectus" and together with the "Pricing Prospectus", the "Prospectus", which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto). This opinion is being issued to the Underwriters at the request of the Company pursuant to the Underwriting

Agreement dated __________, 2006 among the Company and the Underwriters (the "Underwriting Agreement", which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

For the purposes of giving this opinion, we have examined copies of the following documents:

(i)

the Registration Statement;

(ii)

the ADR Registration Statement;

(iii)

the Prospectus;

(iv)

a facsimile copy of the signed Underwriting Agreement;

(v)

a facsimile copy of the Deposit Agreement dated as of ______________, 2006 by and among the Company as Issuer and Deutsche Bank Trust Company Americas as Depositary and the holders and beneficial owners of American Depositary Shares Evidenced by American Depositary Receipts Issued thereunder (the "Deposit Agreement", which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto); and

(vi)

the Issuer Free Writing Prospectuses; and

(vii)

the other documents identified on Schedule II hereto.

We have also reviewed:

(i)

a copy of the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on __________, 2006 (the "Company Constitutional Documents");

(ii)

a copy of the memorandum of association and the bye-laws of each of the Designated Subsidiaries, certified by the Assistant Secretary of each Designated Subsidiary on __________, 2006 (the "Designated Subsidiaries Constitutional Documents");

(iii)

a copy of minutes of meetings of the directors of the Company held on __________, 2006 and shareholders of the Company held on __________, 2006 certified by the Assistant Secretary of the Company on __________, 2006 (the "Company Minutes");

(iv)

a copy of the register of members of the Company certified by the Assistant Secretary of the Company as at __________, 2006 (the "Company Register");

(v)

a Certificate of Compliance under the Companies Act 1981 (the "Companies Act") issued on __________, 2006 by or on behalf of the Registrar of Companies in respect of the Company;

(vi)

a Certificate of Compliance under the Companies Act issued on __________, 2006 by or on behalf of the Registrar of Companies in respect of each of the Designated Subsidiaries;

(vii)

a copy of letters from the Bermuda Monetary Authority in respect of the Company dated __________, 2006 (the "Company BMA Letter");

and such other documents and have made such other enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us, all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Underwriting Agreement and the Deposit Agreement, other than the Company and the Designated Subsidiaries, to enter into and perform their respective obligations under the Underwriting Agreement and the Deposit Agreement, (d) the due execution and delivery of the Underwriting Agreement and the Deposit Agreement by each of the parties thereto, other than the Company and the Designated Subsidiaries, and the physical delivery thereof by the Company and the Designated Subsidiaries with an intention to be bound thereby, (e) the accuracy and completeness of all factual representations made in the Underwriting Agreement, the Registration Statement, the Prospectus and the other documents reviewed by us, (f) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) the validity and binding effect under the laws of the State of New York (the "Foreign Laws") of the Underwriting Agreement and the Deposit Agreement which are expressed to be governed by such Foreign Laws in accordance with their respective terms, (i) the validity and binding effect under the Foreign Laws of the submission by the Company to the non-exclusive jurisdiction of any United States federal or State court in the Borough of Manhattan, the City of New York, State of New York (the "New York Courts"), the waiver by the Company of any objection related to inconvenient forum, the appointment by the Company of an agent for service of process and procedure for service of process on the Company through an agent for the service of process, in each case pursuant to the Underwriting Agreement and the Deposit Agreement, (j) that none of the parties to the Underwriting Agreement or the Deposit Agreement has carried on or will carry on activities, other than the performance of its respective obligations under the Underwriting Agreement and the Deposit Agreement, which would constitute the carrying on of investment business in or from within Bermuda and that none of the parties to the Underwriting Agreement or the Deposit Agreement, other than the Company and the Designated Subsidiaries, will perform its obligations under the Underwriting Agreement or the Deposit Agreement in or from within Bermuda, (k) that at the time of entering into the Underwriting Agreement and the Deposit Agreement and issuing the Shares, and after entering into the Underwriting Agreement and the Deposit Agreement and issuing the Shares and at all other material times, each of the Company and the Designated Subsidiaries is and will be solvent and will be able to pay its liabilities as they become due, (l) that upon issue of any Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (m) at the time of the issue or transfer of any Shares, the Company's American Depositary Receipts will be listed on the New York Stock Exchange, (n) that the Prospectus will be duly filed with the Registrar of Companies of Bermuda as required by and in accordance with the Companies Act and no offer of the Shares will be made by the Company to the public except using the Disclosure Package (as defined in the Underwriting Agreement).

When used herein, the term "non-assessable" means that no further sums are required to be paid by the holder of Shares in connection with the issue thereof.

The obligations of the Company and the Designated Subsidiaries under the Underwriting Agreement and the Deposit Agreement (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set-off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages, (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We express no opinion as to the enforceability of any provision of the Underwriting Agreement or any of the Deposit Agreement which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

(i)

The Company and each Designated Subsidiary are duly incorporated and validly existing as exempted companies with limited liability under the laws of Bermuda in good standing (meaning solely that such companies have not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).  The Company and each Designated Subsidiary possess the capacity to sue and be sued in its own name under the laws of Bermuda.

(ii)

The Underwriting Agreement and the Deposit Agreement have been duly authorized executed and delivered by or on behalf of the Company, and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.  The Company has the necessary corporate power and authority to perform its obligations under Underwriting Agreement and the Deposit Agreement.  The execution and delivery of the Underwriting Agreement and the Deposit Agreement by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda.

(iii)

The Registration Statement, the ADR Registration Statement [and the Issuer Free Writing Prospectus] and the filing of the Registration Statement, the ADR Registration Statement [and the Issuer Free Writing Prospectus] with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADR Registration Statement [and the Issuer Free Writing Prospectus] have been duly executed pursuant to such authorization by and on behalf of the Company.

(iv)

Each of the Company and its Designated Subsidiaries have the necessary corporate power and authority to own or lease, as the case may be, and to operate their respective properties and to conduct their respective business as described under the caption "Business" in the Disclosure Package and the Prospectus.

(v)

No order, consent, approval, licence, authorisation or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Underwriting Agreement and the Deposit Agreement or the transactions contemplated thereby, except such as have been duly obtained or filed in accordance with Bermuda law.

(vi)

It is not necessary or desirable to ensure the enforceability in Bermuda of the Underwriting Agreement and the Deposit Agreement that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.  However, to the extent that either of the Underwriting Agreement or the Deposit Agreement create a charge over assets of the Company or its Designated Subsidiaries, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981.  On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge.  A registration fee of $515 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation).  As the Underwriting Agreement and the Deposit Agreement are governed by the laws of the State of New York ("Foreign Laws"), the question of whether they create such an interest in property would be determined under the Foreign Laws.

(vii)

There are no Bermuda stamp duty, transfer or similar taxes payable in respect of the Company's deposit with the Depositary of Common Shares pursuant to the Depositary Agreement or in respect of the issue and delivery of the ADSs to the Underwriters pursuant to the Underwriting Agreement and the Underwriter will not become subject to any income, franchise or other tax imposed by a governmental authority of Bermuda solely by reason of the execution, delivery and performance of the Underwriting Agreement.  The Underwriting Agreement and the Deposit Agreement will not be subject to ad valorem stamp duty in Bermuda, and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda government authority is payable in connection with the execution, delivery, filing, registration or performance of the Underwriting Agreement or of the Deposit Agreement.

(viii)

The choice of the Foreign Laws as the governing law of the Underwriting Agreement and the Deposit Agreement is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.  The submission of the Company in the Underwriting Agreement and the Deposit Agreement to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company.  The appointment by the Company of Puglisi and Associates as its designee, appointee and authorised agent for the receipt of any service of process in connection with any matter arising out of or in connection with the Underwriting Agreement and the Deposit Agreement is a valid and effective appointment, if such appointment is valid under the laws of New York and if no other procedural requirements are necessary in order to validate such appointment.

(ix)

The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company or any of its Designated Subsidiaries based upon the Underwriting Agreement and the Deposit Agreement to which they are respectively a party under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

(x)

Based solely upon a review of the Company's Memorandum of Association and Bye-laws as certified by the Secretary of the Company as at the date of this opinion, the authorised share capital of the Company established under its memorandum of association is US$________, divided into _______________shares of par value US$0.001 each.  The authorized capital of the Company conforms, as to legal matters, to the description thereof set out in the Prospectus and in the Disclosure Package under the caption "Description of Share Capital" in all material respects.

(xi)

Based solely upon a review of the register of members of the Company certified by the Secretary of the Company on • , 2006, the issued share capital of the Company consists of • common shares par value $0.001, each of which is validly issued, fully paid and non-assessable.  When issued and paid for in accordance with the Underwriting Agreement and the Deposit Agreement, the Shares to be deposited under the Deposit Agreement by the Company will be validly issued, fully paid and non-assessable and will not be subject to any statutory pre-emptive or similar rights.

(xii)

The statements contained in the Prospectus and in the Disclosure Package under the captions “Description of Share Capital”, “Dividend Policy”, “Risk Factors – Risks Related to the Ownership of Our Shares – We have anti-takeover provisions in our by-laws that may discourage a change of control,” “Risk Factors – Risks Related to the Ownership of Our Shares – We are a Bermuda company that is managed and controlled in Ireland. It may be difficult for you to enforce judgments against us or against our directors and executive officers”, “Risk Factors – Risks Related to the Ownership of Our Shares – As a shareholder of our company, you may have greater difficulties in protecting your interests than as a shareholder of a U.S. corporation”, and “Taxation Considerations – Bermuda Taxation Considerations” and “Enforceability of Civil Liabilities”, to the extent that they constitute statements of Bermuda law, are accurate in all material respects.

(xiii)

The Underwriters will not be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the execution, performance and/or enforcement of the Underwriting Agreement by the Underwriters.  It is not necessary under the laws of Bermuda that the Underwriters be authorized, licensed or qualified to carry on business in Bermuda for the purposes of the entry into, execution, delivery, performance or enforcement of the Underwriting Agreement.  Each of the Underwriters has standing to bring an action or proceedings before the appropriate courts in Bermuda for the enforcement of the Underwriting Agreement.

(xiv)

The Company or any of its Designated Subsidiaries are not entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Underwriting Agreement and the Deposit Agreement in respect of itself or its property.

(xv)

The Company and its Designated Subsidiaries have been designated as non-resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, are free to acquire, hold, transfer and sell foreign currency (including the payment of dividends or other distributions) and securities without restriction.

(xvi)

The Underwriting Agreement and the Deposit Agreement are in an acceptable legal form under the laws of Bermuda for enforcement thereof in Bermuda.

(xvii)

The Company and its Designated Subsidiaries have received assurances from the Ministry of Finance in Bermuda that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Company or its Designated Subsidiaries or any of its operations or its shares, debentures or other obligations (subject to the proviso expressed in such assurance as described in the Disclosure Package and the Prospectus).

(xviii)

There is no capital gains, income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company or its Designated Subsidiaries pursuant to the Underwriting Agreement.  Under current Bermuda law there is no Bermuda income tax, withholding tax, capital gains tax, capital transfer tax, estate or inheritance tax, payable by holders of Shares who are not resident in Bermuda (or are deemed not to be resident in Bermuda for Bermuda exchange purposes).

(xix)

Subject to the requirement that the ADSs are listed on the New York Stock Exchange or on another appointed stock exchange (as defined in section 2(1) of the Companies Act 1981), the Company has received permission under the Exchange Control Act 1972 (and the Regulations made thereunder) from the Bermuda Monetary Authority for: (i) the issue and subsequent transfer of the Shares, up to the amount of its authorised capital from time to time, to persons resident and non-resident of Bermuda for exchange control purposes; (ii) the issue and subsequent free transferability of options, warrants, depository receipts, rights and other securities of the Company; and (iii) the issue and subsequent free transferability of loan notes and other debt instruments and options, warrants, receipts, rights over loan notes and other debt instruments of the Company to persons resident and non-resident of Bermuda for exchange control purposes.

(xx)

Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at approximately _______a.m./p.m. on ________, 2006 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Company or its Designated Subsidiaries nor any legal or governmental proceedings pending in Bermuda to which the Company or its Designated Subsidiaries is subject.

(xxi)

Based solely upon a search of the public records in respect of the Company and its Designated Subsidiaries maintained at the offices of the Registrar of Companies at approximately ______a.m./p.m. on __________, 2006 (which would not reveal whether a winding-up petition or application to the Court for the appointment of a receiver has been presented) and a search of the Cause Book of the Supreme Court of Bermuda conducted at approximately  ______a.m./p.m. on __________, 2006 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), no steps have been taken, or are being taken, in Bermuda for the appointment of a receiver or liquidator to, or for the winding up, dissolution, reconstruction or reorganization of, the Company or its Designated Subsidiaries.

(xxii)

Based solely on a search of the Register of Charges maintained by the Registrar of Companies pursuant to Section 55 of the Companies Act 1981 conducted at approximately  ______a.m./p.m. on __________, 2006 (which would not reveal details of matters which have been lodged for registration but not actually registered at the time of our search), there are no charges registered on the assets of the Company or its Designated Subsidiaries.

Yours faithfully,

CONYERS DILL & PEARMAN

Schedule I

Underwriters

Schedule II

Other Documents

SCHEDULE VI

[Form of opinion of A&L Goodbody, Irish stamp tax counsel for the Company]

Genesis Lease Limited

Roselawn House

University Business Complex

National Technology Park

Limerick

Ireland

Citigroup Global Markets Inc.& JP Morgan Securities Inc.

(as representatives of Merrill Lynch, Pierce Fenner & Smith Incorporated and Wachovia Capital Markets, LLC as underwriters) c/o Citigroup Global Markets Inc.

288 Greenwich Street

New York

New York 10013

USA

Draft

04.12.06

Genesis Lease Limited

27,860,000 American Depositary Shares representing 27,860,000 Common Shares

Dear Sirs

We have acted as Irish legal advisors to Genesis Lease Limited (the Company).   We have been requested to provide an opinion in connection with the statements relating to Irish stamp duty set out under “Taxation Considerations - Irish Tax Considerations – Irish Stamp Duty” (the Irish Stamp Duty Statements) in the Prospectus relating to the initial public offering of 27,860,000 common shares in the form of American Depositary Shares in Genesis Lease Limited (the Prospectus).

Having reviewed the Irish Stamp Duty Statements we confirm that, as of the date hereof, the Irish Stamp Duty Statements are correct as a matter of Irish law.

This opinion is addressed to and is solely for the benefit of the addressees listed above in relation to the Irish Stamp Duty Statements and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon for any other purpose.

Yours faithfully

SCHEDULE VIII

[Form of opinion of White & Case, counsel for the Depositary]

FFB:KFC	●, 2006

Deutsche Bank Trust Company Americas,

as Depositary under the Deposit Agreement referred to below

60 Wall Street
New York, NY 10005

United States

Citigroup Global Markets Inc.

J.P. Morgan Securities Inc.

as Representatives of the several Underwriters named in Schedule I to the Underwriting Agreement referred to below

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Ladies and Gentlemen:

We refer to (i) the Underwriting Agreement (the “Underwriting Agreement”), dated ●, 2006, between Genesis Lease Limited (the “Company”) and the Underwriters named in Schedule I thereto and (ii) the Deposit Agreement, dated as of ●, 2006, between the Company, Deutsche Bank Trust Company Americas (the “Depositary”) and all Registered Holders and Beneficial Owners from time to time of American Depositary Receipts (the “Deposit Agreement”).  Terms used herein and not defined herein shall have the meanings assigned to them in the Deposit Agreement.

In rendering the opinions set forth herein, we have assumed that (i) the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, (ii) the relevant Deposited Securities have been duly deposited with a Custodian under and in accordance with all applicable laws and regulations, (iii)  the choice of New York law contained in the Deposit Agreement is legal and valid under the laws of Bermuda and (iv) insofar as any obligation under the Deposit Agreement is to be performed in, or by a party organized under the laws of, any jurisdiction outside of the United States of America, its performance will not be illegal or ineffective in any jurisdiction by virtue of the law of that jurisdiction.

In rendering the opinions set forth herein, we have examined originals or copies of the Deposit Agreement.  We have also examined certificates of officers and directors of the Depositary and of public officials and the originals or copies of such corporate documents and records of the Depositary and such other documents, records and papers as we have deemed relevant in order to render this opinion.  In rendering this opinion, we have assumed the accuracy and completeness of all written and oral translations, the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies.

Based upon and subject to the foregoing, we are of the opinion that:

(i)

the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding obligation of the Depositary, enforceable in accordance with its terms, except insofar as enforcability may be limited by applicable bankruptcy, insolvency, moratorium or other laws relating to creditors’ rights generally and general principles of equity (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);

(ii)

the Depositary has full power and authority and legal right to execute and deliver the Deposit Agreement and to perform its obligations thereunder;

(iii)

when ADRs evidencing ADSs are issued in accordance with the Deposit Agreement against the deposit, pursuant to the terms of the Deposit Agreement, of duly authorized, validly issued, fully paid and non-assessable Shares of the Company, such ADRs will be duly and validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement; and

(iv)

the statements incorporated by reference in each of the Disclosure Package and the Prospectus (each as defined in the Underwriting Agreement) under the caption “Description of American Depositary Shares”, insofar as such statements purport to describe the Depositary and summarize certain provisions of the Deposit Agreement, the ADSs and the ADRs, are fair and accurate.

The foregoing opinion is limited to the laws of the State of New York and we express no opinion as to the laws of any other jurisdiction.

This opinion is furnished to you as the Depositary and as Representatives of the several Underwriters pursuant to Section 6(f) of the Underwriting Agreement, is solely for the benefit of the Depositary and the several Underwriters and may not be relied upon by any other person or for any purpose without our prior written consent.

Very truly yours,

SCHEDULE IX

ELECTRONIC ROADSHOWS

EXHIBIT A

[Letterhead of officer or director of

Genesis Lease Limited]

Genesis Lease Limited
Public Offering of Common Shares

, 2006

Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
As Representatives of the several Underwriters
℅ Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Genesis Lease Limited, a Bermuda limited liability corporation (the “Company”), and each of you as Representatives of a group of Underwriters named therein, relating to an underwritten public offering of ADSs (“ADSs”) representing Common Shares, $.001 par value per share, of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Shares or ADSs or any securities convertible into, or exercisable or exchangeable for, Common Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, other than (a) Common Shares transferred to any affiliate of the undersigned who agrees in writing acceptable to the

A-1

Representatives to be bound by the terms of this agreement, and (b) shares of Common Shares or ADSs disposed of as bona fide gifts approved by the Representatives. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this letter  shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined herein), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer or director]

[Name and address of officer or director]

A-2

EXHIBIT B

[Letterhead of General Electric Company]

Genesis Lease Limited
Public Offering of Common Shares

, 2006

Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
As Representatives of the several Underwriters
℅ Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Genesis Lease Limited, a Bermuda limited liability corporation (the “Company”), and each of you as Representatives of a group of Underwriters named therein, relating to an underwritten public offering of ADSs (“ADSs”) representing Common Shares, $.001 par value per share, of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Shares or ADSs or any securities convertible into, or exercisable or exchangeable for, Common Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, other than (a) Common Shares transferred to any affiliate of the undersigned who agrees in writing to be bound by the terms of this agreement, and (b) shares of Common Shares or ADSs disposed of as bona fide gifts approved by the Representatives.  Notwithstanding the foregoing, if (x) during

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the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined herein), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of authorized person]

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